UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26th, 2018

GALENFEHA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
	420 Throckmorton Street, Suite 200	76102
	Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(817) 945-6448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 24th, 2018 Galenfeha entered into a Definitive Agreement to acquire all assets and operations of Frontier Oilfield Services, Inc. (the ‘Company’). In consideration for the release of all claims and liabilities shareholders have against the assets and operations of the Company, Galenfeha, Inc. will issue one share of Preferred Stock for each share of Frontier Oilfield Services, Inc. common stock.

Item 8.01 Other Events

On December 26th, 2018, Galenfeha, Inc. issued a press release regarding the acquisition of the assets and operations of Frontier Oilfield Services, Inc. A copy of the press release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Definitive Agreement

Exhibit 99.2	Press Release dated December 26th, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26th, 2018

GALENFEHA, INC.

/s/ Trey Moore
Trey Moore
President/CEO
Galenfeha, Inc.